                                                                    EXHIBIT 99.3

                                  CERTIFICATION
                       PURSUANT TO 18 U.S.C. SECTION 1350,
           AS ADOPTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         I, Karl R. Wyss, as Chairman of the Board and Chief Executive Officer of Thermadyne Mfg. LLC (the "Company") certify, pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

         (1) the accompanying Form 10-Q report for the period ending March 31, 2003 as filed with the U.S. Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

         A signed original of this written statement required by Section 906 has been provided to Thermadyne Mfg. LLC and will be retained by Thermadyne Mfg. LLC and furnished to the Securities and Exchange Commission or its staff upon request.

Dated:  May 15, 2003

                                /s/      Karl R. Wyss
                                --------------------------------
                                Karl R. Wyss
                                Chairman of the Board and Chief
                                Executive Officer of the Company